[LETTERHEAD OF KPMG PEAT MARWICK LLP]








                              ACCOUNTANT'S CONSENT
                              --------------------




BIG FOOT FINANCIAL CORP.


We consent to the incorporation by reference in the Registration Statement (dated November 18, 1996) on Form S-8 of our report dated August 16, 1996 relating to the financial statements of FAIRFIELD SAVINGS BANK, F.S.B. as of July 31, 1994, 1995 and 1996, and for the years then ended, which report is included in the Registration Statement on Form S-1 filed by Big Foot Financial Corp. (Registration No. 333-12083) and incorporated herein.




                                           KPMG PEAT MARWICK LLP



Chicago, Illinois
November 18, 1996